ENERGY TRANSFER EQUITY
REPORTS FIRST QUARTER RESULTS

Dallas - May 3, 2017 - Energy Transfer Equity, L.P. (NYSE:ETE) (“ETE” or the “Partnership”) today reported financial results for the quarter ended March 31, 2017.
ETE’s net income attributable to partners was $239 million for the three months ended March 31, 2017 compared to $312 million for the three months ended March 31, 2016. Distributable Cash Flow, as adjusted, for the three months ended March 31, 2017 was $215 million compared to $349 million for the three months ended March 31, 2016. The decreases in net income attributable to partners and Distributable Cash Flow, as adjusted, were primarily driven by a $105 million reduction in incentive distributions from ETP. As previously reported, ETE has agreed to a reduction in incentive distributions from ETP in the aggregate amount of $720 million over a period of seven quarters, beginning the quarter ended June 30, 2016.
The Partnership’s recent key accomplishments and other developments include the following:

•	In April 2017, ETE announced a $0.285 distribution per ETE common unit for the quarter ended March 31, 2017, or $1.14 per unit on an annualized basis.

•	In March 2017, ETE invested $300 million in Sunoco LP through a preferred equity private placement, and Sunoco LP used the proceeds to repay borrowings under its revolving credit facility.

•
In February 2017, the Partnership entered into an equity distribution agreement with an aggregate offering price up to $1 billion. There was no activity under the distribution agreements for the three months ended March 31, 2017.

•
In January 2017, ETE issued 32.2 million common units representing limited partner interests in the Partnership to certain institutional investors in a private transaction for gross proceeds of approximately $580 million, which ETE used to purchase 15.8 million newly issued Energy Transfer, LP (“ETP”) common units.

•	As of March 31, 2017, ETE’s $1.5 billion revolving credit facility had $1.15 billion of outstanding borrowings and its leverage ratio, as defined by the credit agreement, was 3.88x.
The Partnership has scheduled a conference call for 8:00 a.m. Central Time, Thursday, May 4, 2017 to discuss its first quarter 2017 results. The conference call will be broadcast live via an internet webcast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s website for a limited time.
The Partnership’s principal sources of cash flow are derived from distributions related to its direct and indirect investments in the limited and general partner interests in Energy Transfer Partners, L.P. (“Post-Merger ETP”), including 100% of ETP’s incentive distribution rights, ETP Common Units and ETP Class I Units, limited and general partner interest in Sunoco LP, including Sunoco LP Common Units, as well as the Partnership’s ownership of Lake Charles LNG. In connection with the merger of ETP and Sunoco Logistics Partners L.P. (“Sunoco Logistics”), the ETP Class H units were cancelled, and ETE now owns 27.5 million Post-Merger ETP Common Units (representing 2.5% of the total outstanding Post-Merger ETP common units) and 100 Post-Merger ETP Class I units. The Partnership’s primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.
Energy Transfer Equity, L.P. (NYSE:ETE) is a master limited partnership that owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP) and Sunoco LP (NYSE: SUN).  ETE also owns Lake Charles LNG Company. On a consolidated basis, ETE’s family of companies owns and operates a diverse portfolio of natural gas, natural gas liquids, crude oil and refined products assets, as well as retail and wholesale motor fuel operations and LNG terminalling. For more information, visit the Energy Transfer Equity, L.P. website at www.energytransfer.com.
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership that owns and operates one of the largest and most diversified portfolios of energy assets in the United States. Strategically positioned in all of the major U.S. production basins,

ETP owns and operates a geographically diverse portfolio of complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (NGL) and refined product transportation and terminalling assets; NGL fractionation; and various acquisition and marketing assets.  ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.
Sunoco LP (NYSE: SUN) is a master limited partnership that operates 1,355 convenience stores and retail fuel sites and distributes motor fuel to 7,845 convenience stores, independent dealers, commercial customers and distributors located in 30 states. Our parent — Energy Transfer Equity, L.P. (NYSE: ETE) — owns SUN’s general partner and incentive distribution rights. For more information, visit the Sunoco LP website at www.sunocolp.com.
PennTex Midstream Partners, LP (NASDAQ: PTXP) is a growth-oriented master limited partnership focused on owning, operating, acquiring and developing midstream energy infrastructure assets in North America. PTXP provides natural gas gathering and processing and residue gas and natural gas liquids transportation services to producers in the Terryville Complex in northern Louisiana. PennTex Midstream Partners, LP’s general partner is a consolidated subsidiary of Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the PennTex Midstream Partners, LP website at www.penntex.com.
Forward-Looking Statements
This news release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our website at www.energytransfer.com.

Contacts
Energy Transfer
Investor Relations:
Lyndsay Hannah, Brent Ratliff, Helen Ryoo
214-981-0795

Media Relations:
Vicki Granado
214-981-0761

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	March 31, 2017	December 31, 2016
ASSETS

Current assets	$6,514	$6,985

Property, plant and equipment, net	56,967	55,438

Advances to and investments in unconsolidated affiliates	3,103	3,040
Other non-current assets, net	826	818
Intangible assets, net	6,837	5,992
Goodwill	6,750	6,738
Total assets	$80,997	$79,011

LIABILITIES AND EQUITY

Current liabilities	$6,218	$7,277

Long-term debt, less current maturities	42,583	42,608
Long-term notes payable – related companies	—	250
Non-current derivative liabilities	72	76
Deferred income taxes	5,130	5,112
Other non-current liabilities	1,237	1,123

Commitments and contingencies

Preferred units of subsidiary	—	33
Redeemable noncontrolling interests	15	15

Equity:
Total partners’ deficit	(1,147)	(1,694)
Noncontrolling interest	26,889	24,211
Total equity	25,742	22,517
Total liabilities and equity	$80,997	$79,011

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(unaudited)

	Three Months Ended March 31,
	2017	2016
REVENUES	$11,247	$7,695
COSTS AND EXPENSES:
Cost of products sold	8,991	5,623
Operating expenses	673	641
Depreciation, depletion and amortization	661	562
Selling, general and administrative	197	168
Total costs and expenses	10,522	6,994
OPERATING INCOME	725	701
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(486)	(427)
Equity in earnings of unconsolidated affiliates	87	61
Losses on extinguishments of debt	(25)	—
Gains (losses) on interest rate derivatives	5	(70)
Other, net	19	16
INCOME BEFORE INCOME TAX EXPENSE (BENEFIT)	325	281
Income tax expense (benefit)	35	(55)
NET INCOME	290	336
Less: Net income attributable to noncontrolling interest	51	24
NET INCOME ATTRIBUTABLE TO PARTNERS	239	312
General Partner’s interest in net income	1	1
Convertible Unitholders’ interest in income	6	—
Limited Partners’ interest in net income	$232	$311
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.22	$0.30
Diluted	$0.21	$0.30
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic	1,075.2	1,044.8
Diluted	1,139.0	1,044.8

ENERGY TRANSFER EQUITY, L.P.
SUPPLEMENTAL INFORMATION
(In millions)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Cash distributions from ETP associated with: (1)
Limited partner interest	$15	$3
Class H Units	—	83
General partner interest	4	8
Incentive distribution rights	377	331
IDR relinquishments, net of distributions on Class I Units (2)	(157)	(34)
Total cash distributions from ETP	239	391
Cash distributions from Sunoco LP	23	21
Total cash distributions from investments in subsidiaries	$262	$412

Distributable cash flow attributable to Lake Charles LNG:
Revenues	$49	$49
Operating expenses	(5)	(4)
Selling, general and administrative expenses	—	(1)
Distributable cash flow attributable to Lake Charles LNG	$44	$44

Expenses of the Parent Company on a cash basis:
Selling, general and administrative expenses, excluding certain non-cash expenses	$8	$31
Management fee to ETP (3)	5	24
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps	81	78
Total Parent Company expenses	$94	$133

Cash distributions to be paid to the partners of ETE:
Distributions to be paid to limited partners (4)	$250	$240
Distributions to be paid to general partner	1	1
Total cash distributions to be paid to the partners of ETE	$251	$241

Common units outstanding — end of period	1,079.1	1,044.8
_________________

(1)
Following the merger of ETP and Sunoco Logistics in April 2017, the Post-Merger ETP partnership agreement contains distribution requirements consistent with those of Sunoco Logistics prior to the merger.

(2)
IDR relinquishments for the three months ended March 31, 2017 include the impact of incentive distribution reductions agreed to between ETE and ETP in addition to incentive distribution reductions previously agreed to between ETP and Sunoco Logistics.

(3)	In exchange for management services, ETE agreed to pay ETP certain fees during the periods presented. These agreements have expired as of March 31, 2017.

(4)
Includes distributions of $0.11 per common unit for the three months ended March 31, 2017 to unitholders who elected to participate in a plan to forgo a portion of their future potential cash distributions on common units for a period of up to nine fiscal quarters, commencing with the distributions for the quarter ended March 31, 2016, and reinvest those distributions in the Convertible Units representing limited partner interest in the Partnership.

SUPPLEMENTAL INFORMATION
RECONCILIATION OF DISTRIBUTABLE CASH FLOW
(Dollars in millions)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Net income attributable to partners	$239	$312
Equity in earnings related to investments in ETP and Sunoco LP	(325)	(398)
Total cash distributions from investments in subsidiaries	262	412
Amortization included in interest expense (excluding ETP and Sunoco LP)	2	3
Other non-cash (excluding ETP and Sunoco LP)	34	(6)
Distributable Cash Flow	212	323
Transaction-related expenses	3	26
Distributable Cash Flow, as adjusted	$215	$349

Distribution coverage ratio(1)	0.86x	1.45x

(1)
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measures of Distributable Cash Flow, and Distributable Cash Flow, as adjusted. The Partnership’s non-GAAP financial measures should not be considered as alternatives to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Distributable Cash Flow and Distributable Cash Flow, as adjusted. The Partnership defines Distributable Cash Flow and Distributable Cash Flow, as adjusted, for a period as cash distributions expected to be received in respect of such period in connection with the Partnership’s investments in limited and general partner interests, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. The Partnership’s definitions of Distributable Cash Flow and Distributable Cash Flow, as adjusted, also include distributable cash flow from Lake Charles LNG to the Partnership. For Distributable Cash Flow, as adjusted, certain transaction-related expenses that are included in net income are excluded.
Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Due to cash expenses incurred from time to time in connection with the Partnership’s merger and acquisition activities and other transactions, Distributable Cash Flow, as adjusted, is also a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using these measures, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.
Distributable Cash Flow and Distributable Cash Flow, as adjusted, are also important non-GAAP financial measures for our limited partners since these indicate to investors whether the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow and Distributable Cash Flow, as adjusted, are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow, and Distributable Cash Flow, as adjusted, is net income for ETE on a stand-alone basis (the “Parent Company”).
Distribution Coverage Ratio. The Partnership defines Distribution Coverage Ratio for a period as Distributable Cash Flow, as adjusted, divided by total cash distributions expected to be paid to the partners of ETE in respect of such period.

SUPPLEMENTAL INFORMATION
FINANCIAL STATEMENTS FOR PARENT COMPANY

Following are condensed balance sheets and statements of operations of the Parent Company on a stand-alone basis.
BALANCE SHEETS
(In millions)
(unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets	$62	$57
Property, plant and equipment, net	35	36
Advances to and investments in unconsolidated affiliates	5,940	5,088
Intangible assets, net	—	1
Goodwill	9	9
Other non-current assets, net	19	10
Total assets	$6,065	$5,201
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$86	$92
Long-term debt, less current maturities	6,639	6,358
Long-term notes payable – related companies	485	443
Other non-current liabilities	2	2
Commitments and contingencies
Total partners’ deficit	(1,147)	(1,694)
Total liabilities and partners’ deficit	$6,065	$5,201

STATEMENTS OF OPERATIONS
(In millions)
(unaudited)

	Three Months Ended March 31,
	2017	2016
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	$(13)	$(37)
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(83)	(81)
Equity in earnings of unconsolidated affiliates	361	430
Losses on extinguishments of debt	(25)	—
Other, net	(1)	—
NET INCOME	239	312
General Partner’s interest in net income	1	1
Convertible Unitholders' interest in income	6	—
Limited Partners’ interest in net income	$232	$311